IMPORTANT NEWS FROM
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                            TARPON INDUSTRIES, INC.


Contacts:
Marty Tullio or Mark Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com
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mark@mccloudcommunications.com
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            TARPON INDUSTRIES SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                            MIDWEST TUBE MILLS, INC.

               Accretive Acquisition with Unaudited 2004 Revenues
                          of Approximately $25 Million


Marysville, Michigan - August 31, 2005 - Tarpon Industries, Inc. (AMEX: TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced that it has signed a definitive agreement to purchase substantially all of the assets of Midwest Tube Mills, Inc. for approximately $27.5 million. The transaction would be a combination of cash and a $2.5 million subordinate promissory note. Tarpon would assume certain trade payables from the company. Midwest's unaudited 2004 revenues are represented to be approximately $25 million, and its unaudited 2004 earnings are represented to be positive.

Midwest Tube is an Indiana manufacturer of mechanical steel tubing products for the industrial and commercial sectors. The company's end product uses include chain link fencing, agricultural fencing, pet kennels, security partitions, sports facilities and parks, house wares, and furniture. The definitive agreement to acquire Midwest is subject to a number of closing conditions, including delivery of audited financial statements, which may vary from the company's unaudited statements and representations. Accordingly, there can be no assurance that the acquisition will be consummated. Tarpon is in the process of securing financing for the acquisition, which is expected to close in the fourth quarter of 2005.

"The acquisition of Midwest would be a significant milestone in Tarpon's growth strategy," said Tarpon Chairman and CEO J. Peter Farquhar. "Their product line will be complementary to our Steelbank Tubular mechanical tubing platform and will provide us with further customer diversification on both a geographic and end-user market basis. As a result of the acquisition, we would expect to see improved purchasing efficiencies, reduced freight expense and increased revenues due to additional sales into our complementary market segments."

"Driving top line growth through acquisitions, in addition to our core business development, provides for an accelerated and expanded customer reach, increased depth and breadth of product line, and the ability to deliver high quality products in a low cost, just-in-time manufacturing environment," continued Farquhar. "Midwest's strong reputation for superior customer service and solid quality makes it a perfect fit with our growth strategy. We see this as a key next step in our development and growth; and expect to identify and complete additional accretive and synergistic acquisitions as we move forward and execute our growth strategy."

About Midwest Tube Mills, Inc.
------------------------------

Headquartered in Madison, Indiana, Midwest Tube Mills, Inc. manufactures and distributes mechanical steel tubing for global consumption for industrial, commercial and residential sectors. The company's end user applications include chain link fencing, agricultural fencing, pet kennels, security partitions, sports facilities and parks, house wares, and furniture. Founded in 1993, Midwest occupies a 192,000 square foot manufacturing facility, operates six tube mills and sells to customers throughout the United States. The company was recently named a Top 100 Indiana High Potential Company by Indiana University's Kelley School of Business. For more information, visit www.midwesttubemills.com.

About Tarpon Industries, Inc.
-----------------------------

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. Through an aggressive acquisition-driven business model, the company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com. Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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